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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, dated May 27, 2005, on our audits of the consolidated financial statements of the Company, appearing in Advanced Technology Industries, Inc. and Subsidiaries' Annual Report on Form 10-KSB/A for the years ended December 31, 2004 and 2003, incorporated by reference in the Prospectus, which is part of this Registration Statement.


                                        /s/ Marcum & Kliegman LLP

New York, New York
July 21, 2005